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                                                                    EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 9, 1999, on the financial statements and financial statement schedules included in Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts Joint Current Report on Form 8-K filed July 23, 1999 and to all references to our Firm included in this Registration Statement.




                                                 /s/ Arthur Andersen LLP
                                                 ARTHUR ANDERSEN LLP


New York, New York
November 15, 1999